                                                                    Exhibit 99.1

                                                 (MASTERCARD INTERNATIONAL LOGO)

(PRESS RELEASE GRAPHIC)

Contacts:
Sharon Gamsin, 1-914-249-5622, sgamsin@mastercard.com
Jessica Antle, 1-914-249-5632, jessica_antle@mastercard.com

                        MASTERCARD INTERNATIONAL REPORTS
                DOUBLE DIGIT GDV GROWTH IN THIRD QUARTER OF 2004

      WORLDWIDE PURCHASE VOLUME UP 11.1% FOR BOTH CREDIT AND OFFLINE DEBIT

PURCHASE, NY, NOVEMBER 1, 2004 - MasterCard International today announced continued strength in both credit and offline debit, demonstrating double-digit growth globally, despite uncertain economic conditions created by rising oil prices.

Cardholders worldwide used MasterCard-branded cards (excluding Maestro(R) and Cirrus(R)) for 4.3 billion transactions, generating GDV of $365.9 billion in the third quarter of 2004, an increase of 10.0% over the same period in 2003. Total purchases on MasterCard credit and offline debit cards increased 11.1% for the three months ending September 30, 2004, as the number of MasterCard cards issued worldwide rose to 656.0 million.

"The third quarter of this year provides further evidence of the continued success of MasterCard and our customers," said Robert W. Selander, MasterCard President and CEO. "Even as macroeconomic factors such as higher fuel prices and sporadic job growth have dampened consumer spending, we continue to see strong purchase activity across our global network. This quarter we saw double-digit purchase volume growth in most areas of the world, reflective of the global power of our brand, the strength of our business partnerships, and the continued migration away from cash and check towards our wide range of payment solutions."

Performance highlights for the third quarter of 2004 include:

      - For the nine months ended September 30, MasterCard GDV totaled $1.0 trillion, up 9.5% over the same period a year ago. GDV includes both purchase and cash volume;

      - MasterCard's nearly 25,000 customer financial institutions around the world issued 656.0 million MasterCard-branded cards, an 8.0% increase over third quarter 2003;

      - The value of purchases on MasterCard-branded cards, a significant measure of success, continued to show strong growth worldwide. Globally, purchase volume rose 11.1% to $266.8 billion for the third quarter of 2004 compared to the same period in 2003. In the nine months ended September 30, purchase volume rose 12.2%.

                                    - more -

MasterCard International - Page 2
MasterCard International Reports Double Digit GDV Growth in Third Quarter of
2004
November 1, 2004


      - Currently, cardholders can use their MasterCard cards at 24 million acceptance locations around the world, including over 1 million ATMs and other locations where cash can be obtained.

MasterCard's performance in the third quarter was fueled by growth in both credit and offline debit programs. GDV for credit and charge programs worldwide grew 8.4% to $298.5 billion, and GDV for offline debit programs rose 17.7% to $67.4 billion over the same period in 2003 (see Note to Editors). Gross transactions for credit and offline debit programs increased by 11.3% in 2004 compared with the third quarter of 2003.

The performance breakdown by region is as follows:


                                                   FOR THE 3 MONTHS ENDED SEPTEMBER 30, 2004
                ------------------------------------------------------------------------------------------------------------------
ALL PROGRAMS       GDV       GROWTH   PURCHASE   GROWTH      PURCHASE      CASH       GROWTH      CASH        ACCOUNTS     CARDS
EXCEPT ON-LINE                        VOLUME              TRANSACTIONS   VOLUME               TRANSACTIONS
DEBIT PROGRAMS  (BILLIONS)  (LOCAL)  (BILLIONS)  (LOCAL)    (MILLIONS)  (BILLIONS)   (LOCAL)   (MILLIONS)   (MILLIONS)  (MILLIONS)
                ------------------------------------------------------------------------------------------------------------------
South Asia /
  Middle East
  Africa          $4.1       25.5%     $2.9       26.2%        46.4       $1.2         23.7%      10.4           9.8        11.7
Asia / Pacific    55.0        2.3%     36.6       11.4%       413.4       18.4        -11.9%      63.0         118.8       128.4
Europe           101.0       14.9%     76.0       14.7%     1,046.3       25.0         15.3%     189.5          97.0       108.7
Latin America     16.9       32.5%      7.6       27.5%       211.5        9.3         36.8%      80.7          42.8        53.5
Canada            12.9       12.7%     10.8       13.7%       157.3        2.1          7.9%       4.7          22.4        27.9
United States    176.0        7.7%    132.9        7.7%     1,879.6       43.1          7.4%     151.7         270.9       325.8
Worldwide        365.9       10.0%    266.8       11.1%     3,754.5       99.1          7.2%     500.2         561.7       656.0


CREDIT PROGRAMS

United States    139.0       4.4%     109.7        6.9%     1,321.9       29.3         -4.1%      19.5         218.0       267.5
Worldwide        298.5       8.4%     229.5       11.2%     2,933.3       69.0          0.1%     221.0         481.8       568.1


OFF-LINE DEBIT
  PROGRAMS

United States     37.0      22.1%      23.2       11.8%       557.7       13.8         44.2%     132.2          52.9        58.3
Worldwide         67.4      17.7%      37.3       10.5%       821.2       30.1         28.1%     279.2          79.8        87.9


                    FOR THE
                 3 MONTHS ENDED
                SEPTEMBER 30, 2004
                ------------------
ALL PROGRAMS        ACCEPTANCE
EXCEPT ON-LINE      LOCATIONS
DEBIT PROGRAMS     (MILLIONS)
                ------------------
South Asia /
  Middle East
  Africa             .5
Asia / Pacific       8.5
Europe               7.0
Latin America        1.8
Canada               .6
United States        5.6
Worldwide           24.0












                                                         FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2004
                 ------------------------------------------------------------------------------------------------------------------
ALL PROGRAMS        GDV       GROWTH   PURCHASE  GROWTH      PURCHASE      CASH       GROWTH      CASH        ACCOUNTS      CARDS
EXCEPT ON-LINE                         VOLUME             TRANSACTIONS   VOLUME               TRANSACTIONS
DEBIT PROGRAMS   (BILLIONS)  (LOCAL)  (BILLIONS) (LOCAL)    (MILLIONS)  (BILLIONS)   (LOCAL)   (MILLIONS)   (MILLIONS)   (MILLIONS)
                 ------------------------------------------------------------------------------------------------------------------
South Asia /
  Middle East
  Africa           $11.2      26.5%      $7.8     26.8%        133.7       $3.3       25.8%       29.0          9.8         11.7
Asia / Pacific     165.4       0.5%     109.8     12.6%      1,187.7       55.6      -17.0%      174.1        118.8        128.4
Europe             285.4      14.6%     217.0     15.1%      2,937.3       68.4       13.1%      546.8         97.0        108.7
Latin America       47.6      31.4%      21.1     26.0%        597.3       26.5       36.0%      230.9         42.8         53.5
Canada              35.7      13.0%      29.8     13.8%        439.4        5.9        8.9%       13.8         22.4         27.9
United States      503.2       7.6%     383.2      9.6%      5,378.3      120.0        1.8%      418.0        270.9        325.8
Worldwide         1048.5       9.5%     768.8     12.2%     10,673.8      279.8        2.5%    1,412.6        561.7        656.0


CREDIT PROGRAMS

United States      399.9       6.2%     316.0      8.9%      3,779.0       83.9       -3.0%       55.7        218.0        267.5
Worldwide          858.6       9.2%     661.1     12.6%      8,330.0      197.4       -0.9%      624.1        481.8        568.1


OFF-LINE DEBIT
  PROGRAMS

United States      103.3      13.6%      67.2     12.8%      1,599.4       36.1       15.2%      362.3         52.9         58.3
Worldwide          190.0      10.7%     107.6      9.9%      2,343.7       82.4       11.8%      788.5         79.8         87.9

                    FOR THE
                 9 MONTHS ENDED
                SEPTEMBER 30, 2004
                ------------------
ALL PROGRAMS        ACCEPTANCE
EXCEPT ON-LINE      LOCATIONS
DEBIT PROGRAMS     (MILLIONS)
                ------------------
South Asia /
  Middle East
  Africa             .5
Asia / Pacific       8.5
Europe               7.0
Latin America        1.8
Canada               .6
United States        5.6
Worldwide           24.0



                                    - more -

MasterCard International - Page 3
MasterCard International Reports Double Digit GDV Growth in Third Quarter of
2004
November 1, 2004


SIGNIFICANT MILESTONES ACHIEVED

MasterCard also achieved a wide range of significant business milestones in the third quarter:

      - Bank of the West, which currently serves 450,000 debit card customers and operates 296 branches in California, Oregon, New Mexico, Nevada, Washington State and Idaho, is moving its debit card program, along with the recently- acquired portfolios of Union Safe Deposit Bank and Community First Bankshares, to MasterCard.

      - McDonald's(R) will accept MasterCard PayPass(TM), a new "contactless" payment option utilizing radio frequency technology, at select McDonald's restaurants in the U.S. Participating McDonald's restaurants in Dallas and the New York metropolitan area will implement MasterCard PayPass later this year, with additional locations to be added in 2005. The technology will allow cardholders to make purchases at participating McDonald's restaurants without swiping their card through a traditional card-reader.

      - MasterCard implemented a range of new initiatives aimed at providing merchants with new tools that will help them maximize the benefits and value of accepting MasterCard payment cards. This included the launch of MasterCardmerchant.com, a website for the merchant community that provides information about MasterCard acceptance programs and insight into how to most effectively leverage card acceptance. MasterCard also published a new manual to provide merchants with MasterCard rules and procedures, which can be downloaded free of charge from the MasterCard merchant website.

      - MasterCard launched new print advertising executions as part of the brand's successful "Priceless" advertising campaign. For the first time, MasterCard advertising features national merchants as part of the brand's "Priceless" positioning and offers a dynamic new style and layout. The ads focus on several high-profile national merchants, including Banana Republic, The Gap, Kmart, Pier 1, Travelocity, RadioShack, Shell and Williams-Sonoma.

      - MasterCard will jointly launch Industrial Bank's first MasterCard dual-currency international credit card through China UnionPay. The card, called Industrial Card, marks an important milestone for Industrial Bank in its drive to enter the international market. Industrial Bank has 260 branches in almost all major domestic cities across China.

                                    - more -

MasterCard International - Page 4
MasterCard International Reports Double Digit GDV Growth in Third Quarter of
2004
November 1, 2004


NOTE TO EDITORS

Online debit activity, which includes MasterCard's online debit program, Maestro, and MasterCard's ATM-only brand, Cirrus, will be available at a later date.

The data in this press release is provided by the member financial institutions of MasterCard International Incorporated and its affiliates ("MasterCard") and is subject to revision and amendment by such members subsequent to the date of its release. A portion of the data relating to accounts and cards reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances. Information with respect to gross dollar volumes ("GDV") includes the impact of balance transfers and convenience checks. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported.

Period-over-period rates of change in volume-based information are provided on a local-currency basis. Accordingly, the period-over-period rates of change in this press release cannot be extrapolated directly by reference to the U.S. dollar volume information presented for the current and historical periods.

MasterCard-branded data regarding GDV, purchase volume, purchase transactions, cash volume and cash transactions is derived from information provided by MasterCard members that is subject to logical and statistical verification by MasterCard and partial cross-checking against information provided by MasterCard's transaction processing systems. MasterCard-branded data concerning accounts, cards and acceptance locations is derived from information provided by MasterCard members that is subject to certain limited logical and statistical verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard.

Cash volume growth for offline debit programs in the U.S. region has increased significantly as a result of stricter enforcement of reporting requirements for certain transactions not processed by MasterCard.

The data in this press release includes information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn revenues. Accordingly, the data in this press release cannot be taken as an indication of the financial performance of MasterCard International or its parent company, MasterCard Incorporated.

                                    - more -

MasterCard International - Page 5
MasterCard International Reports Double Digit GDV Growth in Third Quarter of
2004
November 1, 2004


ABOUT MASTERCARD INTERNATIONAL

MasterCard International is a leading global payments solutions company that provides a broad variety of innovative services in support of our global members' credit, deposit access, electronic cash, business-to-business and related payment programs. MasterCard International manages a family of well-known, widely accepted payment cards brands including MasterCard(R), Maestro(R) and Cirrus(R) and serves financial institutions, consumers and businesses in over 210 countries and territories. The MasterCard award-winning Priceless(R) advertising campaign is now seen in 96 countries and in 47 languages, giving the MasterCard brand a truly global reach and scope. For more information go to www.mastercardinternational.com.

                                       ###